Exhibit 32.1

     Harry Lee Waterfield II and Larry Johnson, being the President and Vice President, Chief Financial Officer, respectively, of Investors Heritage Capital Corporation, hereby certify as of this 13th day of November, 2015, that the Form 10-Q for the Quarter ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Investors Heritage Capital Corporation.

INVESTORS HERITAGE CAPITAL CORPORATION

BY: /s/Harry Lee Waterfield II
Harry Lee Waterfield II
DATE: November 13, 2015	President

BY: /s/Larry Johnson
Larry Johnson
DATE: November 13, 2015	Vice President - Chief Financial Officer